UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

 JRSIS HEALTH CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	333-194359	46-4562047
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 st – 7 th Floor, Industrial and Commercial Bank Building,

Xingfu Street, Hulan Town, Hulan District, Harbin City,

Heilongjiang Province, China 150025

 (Address of Principal Executive Offices) (Zip Code)

0086-451-56888933

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 16, 2015, the Board of Directors of JRSIS Health Care Corporation (the “Company”) elected to close the Company’s registered public offering of 6,411,000 shares of its common stock, par value $0.001 per share (“Common Stock”), offered pursuant to an effective Registration Statement, as amended, Registration No. 333-194359, initially filed with the Securities and Exchange Commission on March 6, 2014, and declared effective on November 12, 2014, at an offering price of $0.5725 per share (the “Offering”). Pursuant to the Offering, 326,000 shares of Common Stock were purchased by 13 investors and issued at the offering price for a net value of $186,635.00 to the Company. The Offering was conducted directly by the Company without the participation of an underwriter and no commissions were paid in connection with the Offering.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2015

JRSIS HEALTH CARE CORPORATION

By:	/s/ Lihua Sun
Name: Lihua Sun
Title: Chief Executive Officer